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Exhibit 10.1


                                Amendment to the
            Mayor's Jewelers, Inc. 1987 Employee Stock Purchase Plan

         Unless otherwise defined herein, the terms defined in the Mayor's Jewelers, Inc. 1987 Employee Stock Purchase Plan (the "Purchase Plan") shall have the same meanings in this Amendment to the Mayor's Jewelers, Inc. 1987 Employee Stock Purchase Plan ("Amendment").

         WHEREAS, the Stockholders of the Company have determined that it would be in the best interests of the Company to increase the number of shares of Common Stock that may be delivered to participating employees under the Purchase Plan by 500,000 shares from 562,500 to 1,062,500;

         Effective as of July 22, 2003, the Plan shall be amended in the following manner:

1. The first sentence in the subsection entitled "Stock Subject to Option" of the Purchase Plan will be amended to read as follows:

         "The maximum number of shares of Common Stock which will be made available for sale under the Purchase Plan will be 1,062,500 shares, subject to adjustment on changes in capitalization."